Annual Report

Cover Page

Name of issuer:

Tampon Tribe, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 8/15/2016

Physical address of issuer:

201 Bicknell Ave, Suite 218
Santa Monica CA 90405

Website of issuer:

http://tampontribe.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$92,341.00	$91,062.00
Cash & Cash Equivalents:	$63,717.00	$79,391.00
Accounts Receivable:	$2,252.00	$2,400.00
Short-term Debt:	$8,882.00	$11,769.00
Long-term Debt:	$305,816.00	$174,644.00
Revenues/Sales:	$77,390.00	$42,183.00
Cost of Goods Sold:	$52,433.00	$29,524.00
Taxes Paid:	$800.00	$800.00
Net Income:	($125,167.00)	($79,110.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Tampon Tribe, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jennifer Eden	CEO	Tampon Tribe	2016
Giana Korth	Client Strategy	Meltwater	2017
Gabriela Alves	COO	Tampon Tribe	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jennifer Eden	President	2016
Jennifer Eden	CEO	2016
Jennifer Eden	CFO	2016
Gabriela Alves	Secretary	2016
Gabriela Alves	COO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jennifer Eden	6000000.0 Common Stock	50.0
Gabriela Alves	6000000.0 Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Early Stage Company; Limited Operating History. The Company is an early stage company incorporated on August 15, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

Operating Losses Since Formation; No Assurance of Profitability. The Company has had operating losses since formation and may incur further losses. To be successful, the Company must, among other things, develop and market products that are widely accepted by consumers and generate sales revenue that will yield a profit. The Company is in the preliminary stages of executing its business model. There can be no assurance that the Company will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis in the future.

Uncertain Future Financial Results. The Company's results of operations may vary from period to period because of a variety of factors, including its research and development costs, introduction of new products, cost increases for raw materials and manufacturing, production interruptions, the availability of raw materials, changes in manufacturing, marketing and sales expenditures, consumer adoption of the product, competitive pressures, the interest in the Company and general economic and industry conditions that affect customer demand and preferences. As with any relatively new business enterprise operating in a specialized and competitive market, the Company is subject to many business risks which include, but are not limited to, unforeseen marketing, promotional, development and manufacturing expenses, negative publicity, competition and product liability. Many of the risks may be unforeseeable or beyond the Company's control. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or generate sufficient interest in the Company's products, or that the Company will be able to market and sell enough product to generate sufficient revenues to continue as a going concern.

Broad Discretion on Use of Funds. The Company's management, subject to the supervisory powers of the Board of Directors, has absolute discretion to spend the proceeds of this offering for any general corporate purpose, including but not limited to providing a salary to corporate officers and the repayment of certain authorized shareholder loans to the Company. The Company's management is committed to the long-term growth of the business and, thus, cannot assure you that the proceeds will yield any return in the short or immediate term, if at all.

No Assurance Financing Will Eliminate Need For Future Cash Requirements. The Company will continue its research and development activities for its initial product and begin its production operations which require capital. There is no certainty that the initial financing will be sufficient to establish that the initial product line is viable, in which case additional development financing will be required. After successful development of the initial product, the Company expects that it will need at least $1.5 million in additional capital to grow and expand the business successfully, with additional inventory and distribution reach. If the Company is successful, the Company will certainly have to obtain further additional capital beyond the foregoing to expand inventory and distribution reach. As such, it is absolutely certain that the Company will need additional financing. The ability of the Company to secure future capital will depend on many factors, including continued progress in product success, the cost of manufacturing and production, market requirements, advertising costs and fluctuations in raw material prices. The Company does not know whether additional financing will be available when needed, or whether it can be obtained on terms favorable to the Company or its existing investors - particularly in light of current economic conditions, the availability of credit, and other sources of capital. The Company may raise any necessary funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent the Company raises additional capital by issuing equity securities, the Company's members will experience dilution. If the Company raises funds through debt financings, they may become subject to restrictive covenants. To the extent that the Company raises additional funds through collaboration and product licensing arrangements, the Company may be required to relinquish some rights to the Company's proprietary information or product trade secrets and protected intellectual property, or grant licenses on terms that are not favorable to the Company. If adequate funds are not available, the Company may be required to delay, scale-back or eliminate their research and development programs or obtain funds through collaborative partners or others that may require the Company to relinquish rights to certain of the Company's potential product offerings that they would not otherwise relinquish. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

Possible Loss Of Entire Investment In The Event Of Dissolution And Liquidation. In the event of the Company's dissolution, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to Investors only after satisfaction of claims of the Company's secured creditors, if any. The ability of an Investor to recover any portion of such Investor's investment will depend on the amount of funds realized and the claims to be satisfied therefrom. There can be no guarantee that Investors will receive all, or any portion, of their investment back in the event of a liquidation and dissolution of the Company.

Commercial Viability. The Company's product line is new and is undergoing refinement and testing. When placed into the marketplace, the product line may not appeal to consumers' tastes, receive positive consumer reception or be commercially successful. Should any mishap occur in connection with the product, its components, its efficacy or its safety, the Company may be unable to provide its product or may have to significantly alter its makeup and its reputation in the marketplace could be harmed or the product may need to be pulled from the marketplace.

Single Product Line. The Company plans to use all investment proceeds on the development of a single product line. Success from a single product line may cause the investment to be highly speculative. Should failure of the brand occur, the Company may fail and further financing may not be obtained and you may lose your entire investment.

Limited Intellectual Property. The Company's business plan entails using innovative packaging and e-commerce technology to make an already existing product available to consumers in a more convenient and affordable manner. The Company does not own the intellectual property related to the underlying product, nor does it have exclusive rights to resell that product. Should a competitor decide to resell the same product and replicate the Company's packaging and/or e-commerce strategy, the Company may find it difficult to compete given its early-stage and limited capital.

Social Impact Focus. The Company is a mission driven business that is focused on providing a product that is both safe and environmentally-friendly. As a result, the Company may make decisions based on considerations other than strictly maximizing short-term profit and may initially result in high product costs. Additionally, the Company is committed to donating up to 8% of its net profit to non-profits. These decisions will likely reduce the amount of revenue available to the Company to operate and grow, and ultimately to return to investors, which may further increase the riskiness of the investment and potential loss of any investment.

Competition. No assurances can be given that the Company will be able to compete successfully with other companies that offer similar or competitively positioned products or potential substitutes. Many of these potential competitors are significantly better financed than the Company and have access to significantly greater resources. Initially, we will be unable to compete initially based on brand recognition and will have to compete based on taste, price, quality, product ingenuity, distribution, marketing, promotion and the ability to identify and satisfy consumer preferences.

Reliance on Consumer Preferences. We are a consumer products company that operates in the highly competitive consumer health products industry. Our success depends on our ability to anticipate and respond to shifts in consumer trends, including increased demand for products that meet the needs of consumers who are increasingly concerned with health and wellness, our product quality, our ability to develop products that are responsive to consumer preferences and our ability to respond to product and pricing pressures. Consumer preferences may shift due to a variety of factors, including the aging of the general population, consumer concerns regarding the health effects of certain materials. There is no guarantee that the Company's products will successfully anticipate future consumer preferences or be able to adapt to changing consumer preferences. Our success is also dependent on our product innovation, including maintaining a robust pipeline of new products, and the effectiveness of our product packaging, advertising campaigns and marketing programs, including our ability to successfully adapt to a rapidly changing media environment, such as through use of social media and online advertising campaigns and marketing programs. There can be no assurance as to our ability to develop and launch successful products or to effectively execute advertising campaigns and marketing programs that resonate with and appeal to consumers. Both the launch of new products and advertising campaigns are inherently uncertain, especially as to their appeal to consumers. Our failure to make the right strategic investments to drive innovation or successfully launch our products or variants of established products could decrease demand for our products by negatively affecting consumer perception, as well as result in inventory write-offs and other costs.

Strategic/Celebrity Endorsement. No assurance can be given that the Company will be able to secure endorsement, investment, or other support from any celebrity or other strategic party.

Reliance on Third Party Supplier, Manufacturer & Retailers. The success of the Company depends, in part, on establishing and maintaining a strong relationship with its suppliers, manufacturer, and retailers, each of which will be an independent third party company. The Company has not entered into a contract that mandates or ensures the performance of any of these companies. If the Company were required to obtain additional or alternative arrangements in the future, the Company can provide no assurance that the Company would be able to do so on satisfactory terms or in a timely manner, or that the products or services would meet the same standards. The Company's inability to enter into satisfactory agreements could limit the Company's ability to implement its business plan, meet customer demand, or manufacture product according to previously expected timetables.

Integrity of Raw Materials. The Company does not manufacture or produce its raw materials. As a result, it cannot ensure that each component or material will meet the quality expectations required. Any issue with the raw materials may result in delays in production, higher costs, redesign of the product, or ultimately necessitate that the company obtaining an alternative supplier on possibly less favorable terms.

Increased Costs and Shortages of Raw Materials. The Company and those companies in the consumer health products industry use various raw materials and other supplies in our business. Raw materials, components and packaging materials are subject to increases in price attributable to a number of factors, including changes in crop size, federal and state agricultural programs, export demand, currency exchange rates, energy and fuel costs, weather conditions during the growing and harvesting seasons, insects, plant diseases and fungi, and glass, metal and plastic prices. Fluctuations in commodity prices can lead to retail price volatility and intensive price competition, and can influence consumer and trade buying patterns. Some of these raw materials and supplies may be sourced internationally and some may be available from a limited number of suppliers. The Company is exposed to the market risks arising from adverse changes in commodity prices, affecting the cost of our raw materials and energy. The Company purchases these materials and energy in the open market. If commodity price changes result in unexpected increases in raw materials and energy costs, the Company may not be able to increase our prices to offset these increased costs without suffering reduced volume, revenue and operating results, any or all of which may affect the ability of the Company to continue operations.

Changes In The Legal And Regulatory Environment. The conduct of the Company's businesses, including the production, distribution, sale, advertising, marketing, labeling, safety, transportation and use of our products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as potentially in the future, to laws and regulations administered by government entities and agencies outside the United States in markets in which we contemplate our products may be made, manufactured or sold, including in emerging and developing markets where legal and regulatory systems may be less developed. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of political, economic or social events. Such changes may include changes in: drug and health laws; laws related to product labeling, advertising and marketing practices; laws regarding the import of materials used in our products; laws regarding the export of our products; laws and programs aimed at reducing materials present in our product; increased regulatory scrutiny of, and increased litigation involving, product claims and concerns regarding the effects on health of materials in, or attributes of, certain of our product; state consumer protection laws; taxation requirements, including taxes that would increase the cost of our products to consumers; competition laws; privacy laws; laws regulating the price we may charge for our products; laws regulating access to and use of water or utilities; and environmental laws, including laws relating to the regulation of water rights and treatment. New laws, regulations or governmental policy and their related interpretations, or changes in any of the foregoing, may alter the environment in which we do business and, therefore, may impact the Company's results or increase our costs or liabilities to the point that the Company is no longer viable.

Recall on Products. The sale of health products for human use involves the risk of injury to consumers. Such injuries may result from mislabeling, tampering by unauthorized third parties or product contamination, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during the growing, manufacturing, storage, handling or transportation phases of production. Under certain circumstances, the Company may be required to recall products, leading to a material adverse effect on our business, consolidated financial condition, results of operations or liquidity. Even if a situation does not necessitate a recall, product liability claims might be asserted against the Company. Any recall could significantly affect our brand equity, consumer demand, our reputation and our ability to function as a going concern.

Restrictions On Transferability: No Public Or Other Market for Securities. Prospective Investors should be fully aware of the long-term nature of their investment in the Company. The Securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption under the provisions of the Securities Act, which depends, in part, upon the investment intent of the Investors. All persons acquiring Securities will be required to represent that they are purchasing such Securities for their own accounts for investment only, and without a view to resale or distribution thereof. No assurances can be given that the offering currently qualifies or will continue to qualify under one or more such exemptions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings conducted by the Company or any affiliated entity in the past or in the future, or retroactive changes of any securities law or regulation. If, and to the extent, claims or suits for rescission are brought and successfully concluded for failure to register this offering or other offerings under the Act or for acts or omissions constituting offenses under the Securities Exchange Act of 1934, or applicable state securities laws, the Company could be adversely affected, thus jeopardizing the ability of the Company to operate successfully. Further, the time and capital of the stockholders, officers and Director of the Company, and the Investors could be adversely affected by the Company's need to defend any action by enforcement authorities of the Securities and Exchange Commission or the securities agency of a particular state, even if the Company is ultimately exonerated.

The Securities are not registered under the Securities Act, and may not be resold unless they are subsequently registered under the Securities Act or an exemption from registration is available. Similarly, the Securities are not qualified under any applicable state securities laws, and they may not be resold unless they are subsequently qualified under the securities laws or an exemption from qualification is available. The Securities may be issued in various states under similar exemption provisions. Securities sold pursuant to the exemptions from registration are subject to transfer restrictions imposed by such laws. Investors have no right to require registration under any agreement with the Company, the Securities Act or qualification under the securities laws. In addition, any sale, transfer, encumbrance or other disposition of Securities must be consistent with applicable "Blue Sky" or similar state securities laws. Further, no public or other market for the Securities being offered for sale by the Company exists, nor is such market likely to develop. Because of the requirement that a transfer of Securities be made pursuant to registration or qualification, or pursuant to an exemption under the Securities Act, applicable state securities laws, Investors may not be able to liquidate their investment in the event of an emergency or for any other reason. Accordingly, an Investor will need to bear the economic risk of his/her/its investment for an indefinite period. Because of the absence of a public market for the Securities, the Securities may not be readily acceptable as collateral for loans. Consequently, Investors may not be able to borrow against or liquidate their investment in the event of an emergency. Moreover, should an Investor dispose of his/her/its Securities he/she/it would realize taxable income to the extent that his/her/its pro rata share (for tax purposes) of consideration he/she/it receives upon such disposition, exceeds his/her/its tax basis. At the same time, he/she/it may not receive sufficient cash to pay such taxes.

No Payment Of Interest Or Principal. The Company currently intends to retain any future earnings and does not expect to make any distributions in the foreseeable future. The Securities provide for no repayment of principal or interest amounts until the Maturity Date (as defined in the Purchase Agreement). Investors who anticipate the need for distributions from their investment in the Company should not purchase the Securities offered hereby.

Concentration Of Control. Jennifer Eden, the Company's co-founder and CEO, and Gabriela Alves, the Company's co-founder and President, each currently own equivalent equity ownership in the Company, which collectively aggregates approximately 60% of the Company's outstanding equity. The co-founders are currently the Company's sole members of its Board of Directors, and therefore have significant control over the management of the Company and the direction of its policy and affairs. This concentrated control in the Company will limit Investors' ability to influence Company matters.

Dependence On Key Personnel. The Company is dependent upon the continued services of its co-founders, Jennifer Eden and Gabriela Alves as well as reliance on the ability to attract other key personnel. The inability to attract, or loss of, key personnel could have a material, adverse affect on the Company. The Company believes that its future success will depend significantly upon its ability to attract, motivate and retain additional highly skilled managerial, operational, technical, professional, and sales and marketing personnel, all of which places significant demand on the Company's resources. Competition for such personnel may be intense and there can be no assurances that we will be successful in attracting, assimilating and retaining the personnel required to expand its operations.

Protection of Intellectual Property Rights. The Company possesses intellectual property rights that are important to its business. These intellectual property rights include product design, trademarks, copyrights, business processes and other trade secrets which are important to our business and relate to our products, their packaging and the processes for their production. If competitors or third-parties infringe on these rights, the Company may have to incur significant expense in protecting the Company's intellectual property rights through a combination of trademark, copyright, and trade secret laws, third-party assignment and nondisclosure agreements and monitoring of third-party misuses of our intellectual property. The Company is currently pursuing full patent and copyright protection. If the Company fails to obtain or adequately protect our product design, trademarks, copyrights, patents, business processes and other trade secrets, or if there is a change in law that limits or removes the current legal protections of our intellectual property, the value of our products and brand(s) could be reduced and there could be an adverse impact on our business, financial condition and in the case of an emerging company, force the Company to cease operations. See also Section 14 "Changes in the Legal and Regulatory Environment".

Recent Global Economic Crisis. The effects of the recent global economic crisis may impact the Company's business, operating results, or financial condition. The recent global economic crisis has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results, or financial condition in a number of ways. The economic crisis has also caused a decrease in access to capital markets and may negatively impact the Company's ability to obtain future financing on favorable terms, if at all.

Risks Related to Status of Labor Force. The Company does not have any employees. All personnel providing services to the Company are independent contractors. In the event that the Internal Revenue Service, California Department of Labor, the California Franchise Tax Board or any other government agency reclassifies our service providers as employees rather than independent contractors, the Company will become subject to fines, penalties, and back taxes, and these sums may be material and adverse to the Company. In addition, individual service providers could bring private claims against the Company asserting that their labor status was incorrectly characterized by the Company. If any such event occurs, we could become subject to substantial monetary losses which could have a material adverse effect on our financial condition.

Legal Risks Related to Labor Force During Expansive Growth. The Company is operating in a dynamic growth business and environment, and frequently has discussions with new persons desiring to become advisors, consultants and/or employees of the Company. The Company routinely engages in discussions regarding possible involvement of such persons in the Company, including whether such persons may become executives of the Company. These persons may assert claims against the Company based upon negotiations and proposed arrangements even if the Company has never reached or entered into a definitive written agreement with them. Companies that experience rapid growth often face claims of oral agreements and allegations of promises. Because the Company has experienced and anticipates continuing to experience rapid growth and may experience value accretion, the Company going forward may face similar challenges and disputes with persons alleging that the Company entered into arrangements with them. In the event a dispute arises, the Company may be required to expend resources on resolving the dispute which could have a material adverse effect on the Company's financial condition. In addition, because the Company does not have a history of profitable operations, its business, operations and prospects are subject to considerable uncertainty. At times we may not be able to offer key personnel the compensation they could secure in a more stable business. Such uncertainty may have a material negative effect on our ability to attract and retain key personnel and executives.

Tax Matters. As a start-up, the Company does not have the resources to engage in retaining a valuation firm to conduct valuations for purposes of Section 409A of the Internal Revenue Codes, and as such, the Company's determination of value of equity securities to service providers may differ from future hindsight perspective of regulatory authorities. The Company's business operations may be subject to duties or taxes that are not based on income, sometimes referred to as "indirect taxes," including import duties, excise taxes, sales or value-added taxes, property taxes and payroll taxes, including indirect taxes imposed by state and local governments. Increases in or the imposition of new indirect taxes on our business operations would increase the cost of our operations or, to the extent levied directly on consumers, make the packaged food products offered more expensive, which may negatively impact the ability of the Company to grow its customer base or retain active customers.

Engagement of Broker-Dealer & Use of Crowdfunding Sites. The Company has engaged a registered broker-dealer to assist as a non-exclusive private placement agent in the sale of the Company's Notes, in which case the Company reserves the right to pay the broker-dealer a commission based on the investment amounts with which it assists or is the direct result of its engagement. The Company will rely on representations made by the broker-dealer in regard to its current status as a registered broker-dealer, membership with FINRA/SPIC, and compliance with all applicable rules, regulations, and registration and licensing requirements. Further, to the extent the broker-dealer utilizes certain crowdfunding platforms, the Company, subject to reasonable diligence, will rely on the broker-dealer's representations that the broker-dealer's activities and the platform comply with the requirements of Regulation D, Rule 506(b). In the case that the broker-dealer is not properly registered or its activities and representations violate any law or regulation, including Regulation D, Rule 506(b), the Company may face potential civil, criminal, or regulatory liability.

The founders have management positions in SALT Group but are not involved in day to day operations. Their only time obligation is a standing monthly meeting.

Part- time officer Gabriela Alves is currently only a part-time officer and as such, diminished time may be spent on Tampon Tribe's operations.

Gabriela Alves is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	20,000,000	12,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	3,000,000

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Convertible Note	$77,050	General operations
4/2017	Regulation Crowdfunding	Convertible Note	$119,119	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Tampon Tribe is an online membership subscription service for toxin-free, plastic-free, 100% organic cotton tampons, pads, and pantyliners. On average, someone will spend upwards of $5,600 in their lifetime on tampons—and a majority of those tampons will contain chemical dyes, additives, and bleaches. We're giving people both the convenience of having their menstrual products delivered straight to their door every month and safety-of-mind with high-quality, 100% organic certified tampons.

The menstrual product market is $35 billion globally and $5.9 billion in the U.S., with 70% of U.S. women using tampons. We believe the marriage of the subscription economy and menstrual products is a formula for success. We will become the go-to subscription-service for menstrual products by providing top-notch products more affordably than our competitors do. No other company provides organic cotton tampons, pads, *and* pantyliners with biodegradable applicators for only $10/month.

Milestones

Tampon Tribe, Inc. was incorporated in the State of California in August 2016.

Since then, we have:

- Raised $119,119 from 189 Wefunder investors in April 2017.
- 70% of all U.S. women use tampons; $3 billion menstrual product market in the U.S. alone.
- 9,600 - average number of tampons used over a lifetime. $5,600 - average amount spent on menstrual products over a lifetime.
- 876% net subscriber gain in 12 months.
- Plastic-free and GOTS certified.
- Partnered with Girls Health Ed. to help young women reach and exceed their goals
- 400,000 products sold; corporate placements, universities, wellness centers.

Historical Results of Operations

Our company was organized in August 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $77,390 compared to the year ended December 31, 2017, when the Company had revenues of $42,183. Our gross margin was 32.25% in fiscal year 2018, compared to 30.01% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $92,341, including $63,717 in cash. As of December 31, 2017, the Company had $91,062 in total assets, including $79,391 in cash.
- *Net Loss.* The Company has had net losses of $125,167 and net losses of $79,110 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $314,698 for the fiscal year ended December 31, 2018 and $186,413 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Tampon Tribe, Inc. cash in hand is $86,222, as of April 2019. Over the last three months, revenues have averaged $22,740/month, cost of goods sold has averaged $22,929/month, and operational expenses have averaged $90,832/month, for an average burn rate of $91,021 per month. Our intent is to be profitable in 0 months.

We have pivoted to larger corporate B2C clients with minimum 6 months contracts - boosting revenue and MRR.

We purchased a large amount of inventory in Q4, so we should see expenses drop and revenues rise as we continue our push for large B2C clients.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.tampontribe.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3

Appendix D: Director & Officer Work History

- Gabriela Alves
- Giana Korth
- Jennifer Eden

Appendix E: Supporting Documents



TAMPON TRIBE

2018 Report

Dear investors,

2018 was a great year of steady growth and expansion into verticals such as Amazon, Retail and B2B, in which Q3 and Q4 saw good momentum, setting up for a strong Q1 and Q2 of 2019. The 83% year-on-year increase in revenue was great, and also highlighted areas of growth and where we need to focus more attention. We added Menstrual Cups to our product line, which is super exciting. We now have a strong sales team now focusing on corporate sales, an area of rapid growth that was identified in 2018. Retail is also very exciting - we have kept our "premium" approach to the market, in which there are no other players, and we are receiving strong interest. We continue to support homeless women on our streets and Girls Health Ed., a fabulous program that empowers girls in underserved communities. We were proudly just named in LA's Top 50 Start Ups to Watch, and our passion for creating a true and exitable/profitable impact company continues to escalate. Our focus on plastic-free, biodegradable and sustainably-produced products continues to pay off, with great press coverage, inclusion in Greenpeace UK's book "How to Live a Plastic-Free Life" and acknowledgement from peers and clients. We can't wait to show your a strong and successful 2019. Thank you for being part of us.

We need your help!

Spread the word! If you don't have our products in your school/office/gym, make the introduction so we can sell in! Sign up for our affiliate program and get everyone that you know on to Tampon Tribe! We would love you to continue to like and share all of our social posts - if you don't follow us already, please do. @tampontribe #tampontribe. If you know of any larger investors or if you would like to invest more into the company so we can scale more rapidly, please reach out. And thank you! Your continuing support means the world to us.

Sincerely,

Jennifer Eden
CEO

Gabriela Alves
COO

Our Mission

The menstrual product market is $35 billion globally and $5.9 billion in the U.S., with 70% of U.S. women using tampons. We believe the marriage of the subscription economy and menstrual products is a formula for success. We will become the go-to subscription-service for menstrual products by providing top-notch products more affordably than our competitors do. No other company provides organic cotton tampons, pads, *and* pantyliners with biodegradable applicators for only $10/month.

See our full profile

How did we do this year?

Report Card

A-

The Good

We saw an 83% Year on Year increase in revenue.

We developed a fabulous retail line with placements moving well in Erewhon and Urban Outfitters.

B2B sales saw potential and is now a 2019 focus. We innovated with a new Menstrual Cup.

The Bad

We would have like to hit the 5,000 subscriber mark, but we focused resources elsewhere (more long-term thinking!)

We didn't see great returns on our social media marketing despite testing a range of approaches.

Influencer marketing could have been more effective and better managed.

2018 At a Glance

January 1 to December 31


$$$$

$77,390 +83%
Revenue



-$125,167
Net Loss


IOU!

$8,882 [25%]
Short Term Debt



$0
Raised in 2017



$86,222
Cash on Hand
As of 04/17/19

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Tampon Tribe is an online membership subscription service for toxin-free, plastic-free, 100% organic cotton tampons, pads, and pantyliners. On average, someone will spend upwards of $5,600 in their lifetime on tampons—and a majority of those tampons will contain chemical dyes, additives, and bleaches. We're giving people both the convenience of having their menstrual products delivered straight to their door every month and safety-of-mind with high-quality, 100% organic certified tampons.

The menstrual product market is $35 billion globally and $5.9 billion in the U.S., with 70% of U.S. women using tampons. We believe the marriage of the subscription economy and menstrual products is a formula for success. We will become the go-to subscription-service for menstrual products by providing top-notch products more affordably than our competitors do. No other company provides organic cotton tampons, pads, *and* pantyliners with biodegradable applicators for only $10/month.

Milestones

Tampon Tribe, Inc. was incorporated in the State of California in August 2016.

Since then, we have:

- Raised $119,119 from 189 Wefunder investors in April 2017.
- 70% of all U.S. women use tampons; $3 billion menstrual product market in the U.S. alone.
- 9,600 - average number of tampons used over a lifetime. $5,600 - average amount spent on menstrual products over a lifetime.
- 876% net subscriber gain in 12 months.
- Plastic-free and GOTS certified.
- Partnered with Girls Health Ed. to help young women reach and exceed their goals
- 400,000 products sold; corporate placements, universities, wellness centers.

Historical Results of Operations

Our company was organized in August 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2018, the Company had revenues of $77,390 compared to the year ended December 31, 2017, when the Company had revenues of $42,183. Our gross margin was 32.25% in fiscal year 2018, compared to 30.01% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $92,341, including $63,717 in cash. As of December 31, 2017, the Company had $91,062 in total assets, including $79,391 in cash.
- *Net Loss.* The Company has had net losses of $125,167 and net losses of $79,110 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $314,698 for the fiscal year ended December 31, 2018 and $186,413 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Tampon Tribe, Inc. cash in hand is $86,222, as of April 2019. Over the last three months, revenues have averaged $22,740/month, cost of goods sold has averaged $22,929/month, and operational expenses have averaged $90,832/month, for an average burn rate of $91,021 per month. Our intent is to be profitable in 0 months.

We have pivoted to larger corporate B2C clients with minimum 6 months contracts - boosting revenue and MRR.

We purchased a large amount of inventory in Q4, so we should see expenses drop and revenues rise as we continue our push for large B2C clients.

Net Margin: -162%

Gross Margin: 32%

Return on Assets: -136%

Earnings per Share: -$10,430.58

Revenue per Employee: $38,695

Cash to Assets: 69%

Revenue to Receivables: 3,437%

Debt Ratio: 341%

FS__2018_final__2_.pdf

Tampon_Tribe_Inc_2017_Audited_Financials__1_.pdf

Tampon_Tribe_Inc_2016_Audited_Financials.pdf

We ❤ Our 256 Investors

Thank You For Believing In Us

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Andrew Nordmeier
Ria Monteodorisio

Thank You!

From the Tampon Tribe Team



Jennifer Eden

CEO



Gabriela Alves

COO



Giana Korth

Founding Member

Georgetown Alum. Leads client strategy, sales operations, and business development.



Tracey Martin

Founding Member

Brown Univeristy Alum. Leads global sales operations and branding.

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Jennifer Eden	CEO @ Tampon Tribe	2016
Giana Korth	Client Strategy @ Meltwater	2017
Gabriela Alves	COO @ Tampon Tribe	2016

Officers

OFFICER	TITLE	JOINED
Jennifer Eden	President CEO CFO	2016
Gabriela Alves	COO	2016

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Jennifer Eden	6,000,000 Common Stock	50.0%
Gabriela Alves	6,000,000 Common Stock	50.0%

Past Equity Fundraises

None.

Outstanding Debts

None.

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Common Stock	20,000,000	12,000,000	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	3,000,000

Risks

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Gabriela Alves is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Concentration Of Control. Jennifer Eden, the Company's co-founder and CEO, and Gabriela Alves, the Company's co-founder and President, each currently own equivalent equity ownership in the Company, which collectively aggregates approximately 60% of the Company's outstanding equity. The co-founders are currently the Company's sole members of its Board of Directors, and therefore have significant control over the management of the Company and the direction of its policy and affairs. This concentrated control in the Company will limit Investors' ability to influence Company matters.

Part- time officer Gabriela Alves is currently only a part-time officer and as such, diminished time may be spent on Tampon Tribe's operations.

Integrity of Raw Materials. The Company does not manufacture or produce its raw materials. As a result, it cannot ensure that each component or material will meet the quality expectations required. Any issue with the raw materials may result in delays in production, higher costs, redesign of the product, or ultimately necessitate that the company obtaining an alternative supplier on possibly less favorable terms.

Broad Discretion on Use of Funds. The Company's management, subject to the supervisory powers of the Board of Directors, has absolute discretion to spend the proceeds of this offering for any general corporate purpose, including but not limited to providing a salary to corporate officers and the repayment of certain authorized shareholder loans to the Company. The Company's management is committed to the long-term growth of the business and, thus, cannot assure you that the proceeds will yield any return in the short or immediate term, if at all.

Limited Intellectual Property. The Company's business plan entails using innovative packaging and e-commerce technology to make an already existing product available to consumers in a more convenient and affordable manner. The Company does not own the intellectual property related to the underlying product, nor does it have exclusive rights to resell that product. Should a competitor decide to resell the same product and replicate the Company's packaging and/or e-commerce strategy, the Company may find it difficult to compete given its early-stage and limited capital.

Engagement of Broker-Dealer & Use of Crowdfunding Sites. The Company has engaged a registered broker-dealer to assist as a non-exclusive private placement agent in the sale of the Company's Notes, in which case the Company reserves the right to pay the broker-dealer a commission based on the investment amounts with which it assists or is the direct result of its engagement. The Company will rely on representations made by the broker-dealer in regard to its current status as a registered broker-dealer, membership with FINRA/SPIC, and compliance with all applicable rules, regulations, and registration and licensing requirements. Further, to the extent the broker-dealer utilizes certain crowdfunding platforms, the Company, subject to reasonable diligence, will rely on the broker-dealer's representations that the broker-dealer's activities and the platform comply with the requirements of Regulation D, Rule 506(b). In the case that the broker-dealer is not properly registered or its activities and representations violate any law or regulation, including Regulation D, Rule 506(b), the Company may face potential civil, criminal, or regulatory liability.

Increased Costs and Shortages of Raw Materials. The Company and those companies in the consumer health products industry use various raw materials and other supplies in our business. Raw materials, components and packaging materials are subject to increases in price attributable to a number of factors, including changes in crop size, federal and state agricultural programs, export demand, currency exchange rates, energy and fuel costs, weather conditions during the growing and harvesting seasons, insects, plant diseases and fungi, and glass, metal and plastic prices. Fluctuations in commodity prices can lead to retail price volatility and intensive price competition, and can influence consumer and trade buying patterns. Some of these raw materials and supplies may be sourced internationally and some may be available from a limited number of suppliers. The Company is exposed to the market risks arising from adverse changes in commodity prices, affecting the cost of our raw materials and energy. The Company purchases these materials and energy in the open market. If commodity price changes result in unexpected increases in raw materials and energy costs, the Company may not be able to increase our prices to offset these increased costs without suffering reduced volume, revenue and operating results, any or all of which may affect the ability of the Company to continue operations.

Reliance on Consumer Preferences. We are a consumer products company that operates in the highly competitive consumer health products industry. Our success depends on our ability to anticipate and respond to shifts in consumer trends, including increased demand for products that meet the needs of consumers who are increasingly concerned with health and wellness, our product quality, our ability to develop products that are responsive to consumer preferences and our ability to respond to product and pricing pressures. Consumer preferences may shift due to a variety of factors, including the aging of the general population, consumer concerns regarding the health effects of certain materials. There is no guarantee that the Company's products will successfully anticipate future consumer preferences or be able to adapt to changing consumer preferences. Our success is also dependent on our product innovation, including maintaining a robust pipeline of new products, and the effectiveness of our product packaging, advertising campaigns and marketing programs, including our ability to successfully adapt to a rapidly changing media environment, such as through use of social media and online advertising campaigns and marketing programs. There can be no assurance as to our ability to develop and launch successful products or to effectively execute advertising campaigns and marketing programs that resonate with and appeal to consumers. Both the launch of new products and advertising campaigns are inherently uncertain, especially as to their appeal to consumers. Our failure to make the right strategic investments to drive innovation or successfully launch our products or variants of established products could decrease demand for our products by negatively affecting consumer perception, as well as result in inventory write-offs and other costs.

Legal Risks Related to Labor Force During Expansive Growth. The Company is operating in a dynamic growth business and environment, and frequently has discussions with new persons desiring to become advisors, consultants and/or employees of the Company. The Company routinely engages in discussions regarding possible involvement of such persons in the Company, including whether such persons may become executives of the Company. These persons may assert claims against the Company based upon negotiations and proposed arrangements even if the Company has never reached or entered into a definitive written agreement with them. Companies that experience rapid growth often face claims of oral agreements and allegations of promises. Because the Company has experienced and anticipates continuing to experience rapid growth and may experience value accretion, the Company going forward may face similar challenges and disputes with persons alleging that the Company entered into arrangements with them. In the event a dispute arises, the Company may be required to expend resources on resolving the dispute which could have a material adverse effect on the Company's financial condition. In addition, because the Company does not have a history of profitable operations, its business, operations and prospects are subject to considerable uncertainty. At times we may not be able to offer key personnel the compensation they could secure in a more stable business. Such uncertainty may have a material negative effect on our ability to attract and retain key personnel and executives.

Recall on Products. The sale of health products for human use involves the risk of injury to consumers. Such injuries may result from mislabeling, tampering by unauthorized third parties or product contamination, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during the growing, manufacturing, storage, handling or transportation phases of production. Under certain circumstances, the Company may be required to recall products, leading to a material adverse effect on our business, consolidated financial condition, results of operations or liquidity. Even if a situation does not necessitate a recall, product liability claims might be asserted against the Company. Any recall could significantly affect our brand equity, consumer demand, our reputation and our ability to function as a going concern.

Competition. No assurances can be given that the Company will be able to compete successfully with other companies that offer similar or competitively positioned products or potential substitutes. Many of these potential competitors are significantly better financed than the Company and have access to significantly greater resources. Initially, we will be unable to compete initially based on brand recognition and will have to compete based on taste, price, quality, product ingenuity, distribution, marketing, promotion and the ability to identify and satisfy consumer preferences.

Dependence On Key Personnel. The Company is dependent upon the continued services of its co-founders, Jennifer Eden and Gabriela Alves as well as reliance on the ability to attract other key personnel. The inability to attract, or loss of, key personnel could have a material, adverse affect on the Company. The Company believes that its future success will depend significantly upon its ability to attract, motivate and retain additional highly skilled managerial, operational, technical, professional, and sales and marketing personnel, all of which places significant demand on the Company's resources. Competition for such personnel may be intense and there can be no assurances that we will be successful in attracting, assimilating and retaining the personnel required to expand its operations.

No Assurance Financing Will Eliminate Need For Future Cash Requirements. The Company will continue its research and development activities for its initial product and begin its production operations which require capital. There is no certainty that the initial financing will be sufficient to establish that the initial product line is viable, in which case additional development financing will be required. After successful development of the initial product, the Company expects that it will need at least $1.5 million in additional capital to grow and expand the business successfully, with additional inventory and distribution reach. If the Company is successful, the Company will certainly have to obtain further additional capital beyond the foregoing to expand inventory and distribution reach. As such, it is absolutely certain that the Company will need additional financing. The ability of the Company to secure future capital will depend on many factors, including continued progress in product success, the cost of manufacturing and production, market requirements, advertising costs and fluctuations in raw material prices. The Company does not know whether additional financing will be available when needed, or whether it can be obtained on terms favorable to the Company or its existing investors - particularly in light of current economic conditions, the availability of credit, and other sources of capital. The Company may raise any necessary funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent the Company raises additional capital by issuing equity securities, the Company's members will experience dilution. If the Company raises funds through debt financings, they may become subject to restrictive covenants. To the extent that the Company raises additional funds through collaboration and product licensing arrangements, the Company may be required to relinquish some rights to the Company's proprietary information or product trade secrets and protected intellectual property, or grant licenses on terms that are not favorable to the Company. If adequate funds are not available, the Company may be required to delay, scale-back or eliminate their research and development programs or obtain funds through collaborative partners or others that may require the Company to relinquish rights to certain of the Company's potential product offerings that they would not otherwise relinquish. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

Risks Related to Status of Labor Force. The Company does not have any employees. All personnel providing services to the Company are independent contractors. In the event that the Internal Revenue Service, California Department of Labor, the California Franchise Tax Board or any other government agency reclassifies our service providers as employees rather than independent contractors, the Company will become subject to fines, penalties, and back taxes, and these sums may be material and adverse to the Company. In addition, individual service providers could bring private claims against the Company asserting that their labor status was incorrectly characterized by the Company. If any such event occurs, we could become subject to substantial monetary losses which could have a material adverse effect on our financial condition.

Uncertain Future Financial Results. The Company's results of operations may vary from period to period because of a variety of factors, including its research and development costs, introduction of new products, cost increases for raw materials and manufacturing, production interruptions, the availability of raw materials, changes in manufacturing, marketing and sales expenditures, consumer adoption of the product, competitive pressures, the interest in the Company and general economic and industry conditions that affect customer demand and preferences. As with any relatively new business enterprise operating in a specialized and competitive market, the Company is subject to many business risks which include, but are not limited to, unforeseen marketing, promotional, development and manufacturing expenses, negative publicity, competition and product liability. Many of the risks may be unforeseeable or beyond the Company's control. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or generate sufficient interest in the Company's products, or that the Company will be able to market and sell enough product to generate sufficient revenues to continue as a going concern.

Operating Losses Since Formation; No Assurance of Profitability. The Company has had operating losses since formation and may incur further losses. To be successful, the Company must, among other things, develop and market products that are widely accepted by consumers and generate sales revenue that will yield a profit. The Company is in the preliminary stages of executing its business model. There can be no assurance that the Company will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis in the future.

Recent Global Economic Crisis. The effects of the recent global economic crisis may impact the Company's business, operating results, or financial condition. The recent global economic crisis has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results, or financial condition in a number of ways. The economic crisis has also caused a decrease in access to capital markets and may negatively impact the Company's ability to obtain future financing on favorable terms, if at all.

Single Product Line. The Company plans to use all investment proceeds on the development of a single product line. Success from a single product line may cause the investment to be highly speculative. Should failure of the brand occur, the Company may fail and further financing may not be obtained and you may lose your entire investment.

Reliance on Third Party Supplier, Manufacturer & Retailers. The success of the Company depends, in part, on establishing and maintaining a strong relationship with its suppliers, manufacturer, and retailers, each of which will be an independent third party company. The Company has not entered into a contract that mandates or ensures the performance of any of these companies. If the Company were required to obtain additional or alternative arrangements in the future, the Company can provide no assurance that the Company would be able to do so on satisfactory terms or in a timely manner, or that the products or services would meet the same standards. The Company's inability to enter into satisfactory agreements could limit the Company's ability to implement its business plan, meet customer demand, or manufacture product according to previously expected timetables.

Tax Matters. As a start-up, the Company does not have the resources to engage in retaining a valuation firm to conduct valuations for purposes of Section 409A of the Internal Revenue Codes, and as such, the Company's determination of value of equity securities to service providers may differ from future hindsight perspective of regulatory authorities. The Company's business operations may be subject to duties or taxes that are not based on income, sometimes referred to as ''indirect taxes,'' including import duties, excise taxes, sales or value-added taxes, property taxes and payroll taxes, including indirect taxes imposed by state and local governments. Increases in or the imposition of new indirect taxes on our business operations would increase the cost of our operations or, to the extent levied directly on consumers, make the packaged food products offered more expensive, which may negatively impact the ability of the Company to grow its customer base or retain active customers.

Changes In The Legal And Regulatory Environment. The conduct of the Company's businesses, including the production, distribution, sale, advertising, marketing, labeling, safety, transportation and use of our products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as potentially in the future, to laws and regulations administered by government entities and agencies outside the United States in markets in which we contemplate our products may be made, manufactured or sold, including in emerging and developing markets where legal and regulatory systems may be less developed. These laws and regulations and interpretations thereof may change, sometimes dramatically, as a result of political, economic or social events. Such changes may include changes in: drug and health laws; laws related to product labeling, advertising and marketing practices; laws regarding the import of materials used in our products; laws regarding the export of our products; laws and programs aimed at reducing materials present in our product; increased regulatory scrutiny of, and increased litigation involving, product claims and concerns regarding the effects on health of materials in, or attributes of, certain of our product; state consumer protection laws; taxation requirements, including taxes that would increase the cost of our products to consumers; competition laws; privacy laws; laws regulating the price we may charge for our products; laws regulating access to and use of water or utilities; and environmental laws, including laws relating to the regulation of water rights and treatment. New laws, regulations or governmental policy and their related interpretations, or changes in any of the foregoing, may alter the environment in which we do business and, therefore, may impact the Company's results or increase our costs or liabilities to the point that the Company is no longer viable.

Protection of Intellectual Property Rights. The Company possesses intellectual property rights that are important to its business. These intellectual property rights include product design, trademarks, copyrights, business processes and other trade secrets which are important to our business and relate to our products, their packaging and the processes for their production. If competitors or third-parties infringe on these rights, the Company may have to incur significant expense in protecting the Company's intellectual property rights through a combination of trademark, copyright, and trade secret laws, third-party assignment and nondisclosure agreements and monitoring of third-party misuses of our intellectual property. The Company is currently pursuing full patent and copyright protection. If the Company fails to obtain or adequately protect our product design, trademarks, copyrights, patents, business processes and other trade secrets, or if there is a change in law that limits or removes the current legal protections of our intellectual property, the value of our products and brand(s) could be reduced and there could be an adverse impact on our business, financial condition and in the case of an emerging company, force the Company to cease operations. See also Section 14 "Changes in the Legal and Regulatory Environment".

Social Impact Focus. The Company is a mission driven business that is focused on providing a product that is both safe and environmentally-friendly. As a result, the Company may make decisions based on considerations other than strictly maximizing short-term profit and may initially result in high product costs. Additionally, the Company is committed to donating up to 8% of its net profit to non-profits. These decisions will likely reduce the amount of revenue available to the Company to operate and grow, and ultimately to return to investors, which may further increase the riskiness of the investment and potential loss of any investment.

Possible Loss Of Entire Investment In The Event Of Dissolution And Liquidation. In the event of the Company's dissolution, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to Investors only after satisfaction of claims of the Company's secured creditors, if any. The ability of an Investor to recover any portion of such Investor's investment will depend on the amount of funds realized and the claims to be satisfied therefrom. There can be no guarantee that Investors will receive all, or any portion, of their investment back in the event of a liquidation and dissolution of the Company.

No Payment Of Interest Or Principal. The Company currently intends to retain any future earnings and does not expect to make any distributions in the foreseeable future. The Securities provide for no repayment of principal or interest amounts until the Maturity Date (as defined in the Purchase Agreement). Investors who anticipate the need for distributions from their investment in the Company should not purchase the Securities offered hereby.

Strategic/Celebrity Endorsement. No assurance can be given that the Company will be able to secure endorsement, investment, or other support from any celebrity or other strategic party.

Early Stage Company; Limited Operating History. The Company is an early stage company incorporated on August 15, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

Commercial Viability. The Company's product line is new and is undergoing refinement and testing. When placed into the marketplace, the product line may not appeal to consumers' tastes, receive positive consumer reception or be commercially successful. Should any mishap occur in connection with the product, its components, its efficacy or its safety, the Company may be unable to provide its product or may have to significantly alter its makeup and its reputation in the marketplace could be harmed or the product may need to be pulled from the marketplace.

Restrictions On Transferability: No Public Or Other Market for Securities. Prospective Investors should be fully aware of the long-term nature of their investment in the Company. The Securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption under the provisions of the Securities Act, which depends, in part, upon the investment intent of the Investors. All persons acquiring Securities will be required to represent that they are purchasing such Securities for their own accounts for investment only, and without a view to resale or distribution thereof. No assurances can be given that the offering currently qualifies or will continue to qualify under one or more such exemptions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings conducted by the Company or any affiliated entity in the past or in the future, or retroactive changes of any securities law or regulation. If, and to the extent, claims or suits for rescission are brought and successfully concluded for failure to register this offering or other offerings under the Act or for acts or omissions constituting offenses under the Securities Exchange Act of 1934, or applicable state securities laws, the Company could be adversely affected, thus jeopardizing the ability of the Company to operate successfully. Further, the time and capital of the stockholders, officers and Director of the Company, and the Investors could be adversely affected by the Company's need to defend any action by enforcement authorities of the Securities and Exchange Commission or the securities agency of a particular state, even if the Company is ultimately exonerated. The Securities are not registered under the Securities Act, and may not be resold unless they are subsequently registered under the Securities Act or an exemption from registration is available. Similarly, the Securities are not qualified under any applicable state securities laws, and they may not be resold unless they are subsequently qualified under the securities laws or an exemption from qualification is available. The Securities may be issued in various states under similar exemption provisions. Securities sold pursuant to the exemptions from registration are subject to transfer restrictions imposed by such laws. Investors have no right to require registration under any agreement with the Company, the Securities Act or qualification under the securities laws. In addition, any sale, transfer, encumbrance or other disposition of Securities must be consistent with applicable "Blue Sky" or similar state securities laws. Further, no public or other market for the Securities being offered for sale by the Company exists, nor is such market likely to develop. Because of the requirement that a transfer of Securities be made pursuant to registration or qualification, or pursuant to an exemption under the Securities Act, applicable state securities laws, Investors may not be able to liquidate their investment in the event of an emergency or for any other reason. Accordingly, an Investor will need to bear the economic risk of his/her/its investment for an indefinite period. Because of the absence of a public market for the Securities, the Securities may not be readily acceptable as collateral for loans. Consequently, Investors may not be able to borrow against or liquidate their investment in the event of an emergency. Moreover, should an Investor dispose of his/her/its Securities he/she/it would realize taxable income to the extent that his/her/its pro rata share (for tax purposes) of consideration he/she/it receives upon such disposition, exceeds his/her/its tax basis. At the same time, he/she/it may not receive sufficient cash to pay such taxes.

The founders have management positions in SALT Group but are not involved in day to day operations. Their only time obligation is a standing monthly meeting.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

<u>Restrictions on Transfer</u>

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor[®];
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than $5 million , the amount invested divided by the quotient of (a) the Valuation Cap ($5 million) divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following: In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Tampon Tribe, Inc.

- California Corporation
- Organized August 2016
- 2 employees

201 Bicknell Ave, Suite 218
Santa Monica CA 90405

http://tampontribe.com

Business Description

Refer to the Tampon Tribe profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Tampon Tribe is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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